Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following pro forma financial statements have been prepared to provide pro forma information with regard to the anticipated acquisition of Port Crossing Shopping Center (“the Property”), which Wheeler Real Estate Investment Trust, Inc. and Subsidiaries (“Wheeler REIT” or the “Company”), through Wheeler Real Estate Investment Trust, L.P. (“Operating Partnership”), its majority-owned subsidiary, entered into a Purchase and Sale Agreement with a related party on May 10, 2013.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2012 gives effect to the anticipated acquisition of the Property as if it occurred on December 31, 2012. The Wheeler REIT column as of December 31, 2012 represents the actual balance sheet presented in the Company’s Annual Report on Form 10-K (“Form 10-K”) filed on April 1, 2013 with the Securities and Exchange Commission (“SEC”) for the period. The pro forma adjustments column includes the preliminary estimated impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated statement of operations for the Company and the Property for the year ended December 31, 2012 gives effect to the Company’s anticipated acquisition of the Property, as if it had occurred on January 1, 2012. The Wheeler REIT column for the year ended December 31, 2012 represents the results of operations presented in the Company’s Form 10-K filed with the SEC on April 1, 2013. The Property column presented on the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012 includes the full year’s operating activity for the Property, as the Property will be acquired subsequent to December 31, 2012 and therefore was not included in the Company’s historical financial statements. The pro forma adjustments column includes the impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company’s management based upon the historical financial statements of the Company and of the acquired Property. Assuming the acquisition transaction closes during the second quarter of 2012, the Property will be included in the consolidated financial statements included in the Company’s Form 10-Q for the six months ended June 30, 2013, to be filed with the SEC. These pro forma statements may not be indicative of the results that actually would have occurred had the anticipated acquisition been in effect on the dates indicated or which may be obtained in the future.

In management’s opinion, all adjustments necessary to reflect the effects of the Property acquisition have been made. These unaudited pro forma condensed financial statements are for informational purposes only and should be read in conjunction with the historical financial statements of the Company, including the related notes thereto, which were filed with the SEC on October 23, 2012 as part of the Company’s Registration Statement on Form S-ll and on April 1, 2013 as part of its Annual Report on Form 10-K for the year ended December 31, 2012.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2012

(unaudited)

	Wheeler REIT	Pro Forma Adjustments	Pro Forma Consolidated
	(A)	(B)
ASSETS:
Net investment properties	$43,345,665	$9,228,952	$52,574,617
Cash and cash equivalents	2,053,192	(500,000)	1,553,192
Tenant and other receivables	761,114	—	761,114
Deferred costs, reserves, intangibles and other assets	6,527,906	1,076,470	7,604,376

Total Assets	$52,687,877	$9,805,422	$62,493,299

LIABILITIES:
Mortgages and other indebtedness	$31,843,503	$6,688,799	$38,532,302
Below market lease intangibles	3,673,019	—	3,673,019
Accounts payable, accrued expenses and other liabilities	938,896	440,228	1,379,124

Total Liabilities	36,455,418	7,129,027	43,584,445

Commitments and contingencies	—	—	—
EQUITY:
Common stock	33,015	—	33,015
Additional paid-in capital	14,097,453	—	14,097,453
Accumulated deficit	(5,443,099)	—	(5,443,099)
Noncontrolling interest	7,545,090	2,676,395	10,221,485

Total Equity	16,232,459	2,676,395	18,908,854

Total Liabilities and Equity	$52,687,877	$9,805,422	$62,493,299

See accompanying notes to unaudited pro forma consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2012

(unaudited)

	Wheeler REIT	Property	Pro Forma Adjustments		Pro Forma Consolidated
	(A)	(B)	(C)
REVENUES:
Rental income	$1,963,681	$724,574	$(44,603	)(1)	$2,643,652
Tenant reimbursements and other income	470,298	86,371	—		556,669

Total Revenues	2,433,979	810,945	(44,603)		3,200,321

OPERATING EXPENSES AND CERTAIN OPERATING EXPENSES OF THE ACQUIRED:
Property operating	311,042	84,341	—		395,383
Real estate taxes	134,301	50,542	—		184,843
Repairs and maintenance	73,877	3,892	—		77,769
Depreciation and amortization	822,152	—	431,303	(2)	1,253,455
Provision for credit losses	25,000	—	—		25,000
Corporate general & administrative	1,307,151	—	—		1,307,151
Other	—	36,063	—		36,063

Total Operating Expenses and Certain Operating Expenses of the Acquired	2,673,523	174,838	431,303		3,279,664

Operating Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	(239,544)	636,107	(475,906)		(79,343)
Interest expense	(966,113)	—	(341,983	)(3)	(1,308,096)

Net Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	$(1,205,657)	$636,107	$(817,889)		$(1,387,439)

See accompanying notes to unaudited pro forma consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Notes to Pro Forma Condensed Consolidated Financial Statements

(unaudited)

Pro Forma Balance Sheet

A.	Reflects the unaudited condensed consolidated balance sheet of the Company as of December 31, 2012 included in the Company’s Form 10-K for the year ended December 31, 2012.

B.	Represents the estimated pro forma effect of the Company’s $9.31 million anticipated acquisition of the Property, assuming it occurred on December 31, 2012. The Company has initially allocated the purchase price of the acquired Property to land, building and improvements, identifiable intangible assets and to the acquired liabilities based on their preliminary estimated fair values. Identifiable intangibles include amounts allocated to above/below market leases, the value of in-place leases and customer relationships value, if any. The Company estimated fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends and specific market and economic conditions that may affect the Property. Factors considered by management in its analysis of estimating the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions, and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses. Intangibles related to above/below market leases and in-place lease value are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, as appropriate, over the remaining terms of the underlying leases.

Pro Forma Statement of Operations

A.	Reflects the consolidated statement of operations of the Company for the year ended December 31, 2012.

B.	Amounts reflect the historical operations of the Property for the year ended December 31, 2012, unless otherwise noted.

C.	Represents the estimated unaudited pro forma adjustments related to the acquisition for the period presented.

(1)	Represents estimated amortization of above/below market leases which are being amortized on a straight-line basis over the remaining terms of the related leases.

(2)	Represents the estimated depreciation and amortization of the buildings and related improvements, leasing commissions, in place leases and capitalized legal/marketing costs resulting from the preliminary estimated purchase price allocation in accordance with accounting principles generally accepted in the United States of America. The buildings and site improvements are being depreciated on a straight-line basis over their estimated useful lives up to 40 years. The tenant improvements, leasing commissions, in place leases and capitalized legal/marketing costs are being amortized on a straight-line basis over the remaining terms of the related leases.

(3)	Represents estimated interest expense on mortgage debt to be assumed as part of the acquisition net of the estimated amortization of the preliminary estimated mortgage debt fair value adjustment. The mortgage debt matures in February 2019 and accrues interest at 7.60% per annum. The fair value adjustment is being amortized on a straight-line basis over the remaining term of the debt.